UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
       Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    February 17, 2000

                            Alternate Marketing Networks, Inc.
______________________________________________________________________________

                  (Exact name of registration as specified in its charter)

Michigan                               0-26624               38-2841197
______________________________________________________________________________
(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                          Identification No.)

                      One Ionia, S.W., Suite 300, Grand Rapids, MI 49503
______________________________________________________________________________
                          (Address of principal executive offices)

Registrant's telephone number, including area code   616-235-0698

                                     Not applicable
______________________________________________________________________________
               (Former name or former address, if changed since last report)


Item 1.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         1.  Acquired certain assets of Total Logistics, Inc. on
             February 17, 2000.

         2. Assets acquired consist of contracts; furniture, fixtures and equipment, and intellectual property rights. Furniture, fixtures and equipment will continue to be used for logistics planning, tracking, and transportation brokering.

         3. Amount of consideration was $800,000.00 in cash and 40,816 shares of the Company's Common Stock. Additionally, there is contingent consideration of a maximum of $900,000 in cash if certain profit levels are achieved.

         4. The source of funds used for the cash portion of the purchase price was cash on hand at the Company.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a.  Financial Statements of Business Acquired.

             1.  To be filed by Amendment not later than April 28, 2000.

         b.  Pro Forma Financial Information.

             1.  To be filed by Amendment not later than April 28, 2000.

         c.  Exhibits

             1.  Asset Purchase Agreement
             2.  Consulting Agreement
             3.  Press Release

Item 8.  Not Applicable.


                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ALTERNATE MARKETING NETWORKS, INC.



Date:  February 28, 2000                 By /s/ Sandra J. Smith
                                                Sandra J. Smith
                                                Chief Financial Officer





                             ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made and entered into this 17th day of February, 2000, by and among Alternate Marketing Networks, Inc., a Michigan corporation ("ALTM"), Kevin Powers (the "Founder"), and Total Logistics, Inc., a California corporation ("TLI").

                                W I T N E S S E T H :

     WHEREAS, TLI is engaged in the business of logistics planning and transportation brokering and related enterprises and activities (the "Business"); and

     WHEREAS, the Founder owns all of the issued and outstanding stock of TLI (the "TLI Stock"); and

     WHEREAS, ALTM desires to acquire, and TLI is willing to convey substantially all of the assets of TLI to ALTM, free and clear of all liens, claims and encumbrances whatsoever (except as specifically set forth herein), on the terms and conditions set forth herein.

     NOW, THEREFORE, in order to consummate the transaction set forth above and in consideration of the mutual covenants, representations and warranties herein contained, and subject to the conditions herein contained, the parties hereto agree as follows:

     1. Agreement to Purchase and Sell Assets. On the date of closing (as defined in paragraph 4), ALTM agrees to acquire the Assets (defined below) from TLI and TLI agrees to assign, transfer, convey and deliver the Assets to ALTM, on the terms and subject to the conditions set forth in this Agreement. The purchase and sale contemplated by this Agreement shall be effective as of opening of business on February 18, 2000 (the "Effective Date").

          (a) ALTM agrees to purchase, accept and acquire from TLI, and TLI agrees to sell, transfer, assign, convey and deliver to ALTM, at the Closing and as of the Effective Date, all right, title and interest in and to all of the rights and assets, real, personal and mixed, tangible or intangible, used directly or indirectly in or otherwise relating primarily to the Business, whether now owned or hereafter acquired, as owned or held by TLI, except as expressly excluded (as set forth in paragraph 1(d), below). As used herein, the "Determination Date" means the date of this Agreement, or if another date is specifically identified in a Schedule as the Determination Date for purposes of the Assets described in such Schedule, such other specified date. Without in any way limiting the generality of the foregoing, the Assets shall include all of TLI's right, title and interest in and to the following, wherever located:

               (i) All of TLI's service, license, marketing and other similar agreements and sales contracts used directly or indirectly in or otherwise relating primarily to the Business (the "License Agreements"), including, without limitation, the License Agreements disclosed in Schedule 1(a)(i);

               (ii) All of TLI's assets, goods, equipment and other property used directly or indirectly in or otherwise relating primarily to the Business (the "Equipment"), whether owned or leased, including, without limitation, the Equipment and related leases (if any), disclosed in Schedule 1(a)(ii);

               (iii) All patents, trademarks, service marks, trade names, domain names, copyrights, marketing data (including without limitation data concerning actual and prospective customers), and general intangibles (including registrations, licenses and applications pertaining thereto); the name "Total Logistics" and all variations thereof, and associated logos, marks, slogans, and marketing materials; all technologies, methods, formulations, databases, trade secrets, know-how, inventions and other intellectual property now existing or under development; all Internet domain names and registrations; all software, programs, data bases and other intellectual property rights, whether owned or leased, pursuant to which TLI operates the Business; and all computer software (including technical documentation and user reference manuals and related object and source codes), in each case as used directly or indirectly in or otherwise relating primarily to the Business, including, but not limited to, the software and other intellectual property disclosed in
          Schedule 1(a)(iii) (collectively, the "Intellectual Property");

               (iv) All office furniture and fixtures used directly or indirectly in or otherwise relating primarily to the Business (the "Office Furniture"). As of the Determination Date, the Office Furniture consists of the items disclosed in Schedule 1(a)(ii);

               (v) All contracts, agreements, licenses, commitments, permissions, correspondence or other written or oral arrangements or relationships entered into in connection with or otherwise relating primarily to the Business (the "Contracts"), which items are disclosed in Schedule 1(a)(v), to the extent not otherwise classified as License Agreements or Insurance Policies;

               (vi) All business and marketing records, including accounting and operating records, asset ledgers, inventory records, reports, budgets, personnel records, payroll records, customer lists, copies of employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, correspondence and mailing lists, advertising materials and brochures, and other business records used directly or indirectly in or otherwise relating primarily to the Business, in whatever form they exist (the "Business Records");

               (vii) All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses and permits to or from, or filings, notices or recordings to or with, U.S. federal, state and/or local governmental authorities, as well as states and jurisdictions outside of the U.S. (the "Authorizations"), as used directly or indirectly in or otherwise relating primarily to the Business, but subject as to the reassignability to ALTM. As of the Determination Date, the Authorizations consist of the following disclosed in Schedule 1(a)(vii);

               (viii) All insurance and reinsurance, surety, bonding or indemnity policies, binders or contracts, and the benefits of any prior insurance coverage to the extent still available, as established or obtained with respect to the Business or the Assets (the "Insurance Policies"). As of the Determination Date, the Insurance Policies consist of the items disclosed in Schedule 1(a)(viii); and

               (ix) All claims TLI may have against any person relating to or arising from the Assets or the Business, including without limitation rights to recoveries for damages or defective goods, to refunds, insurance claims and choses in action ("Claims"), but not including any Claims under or in connection with the Excluded Assets.

          (b) Although the Schedules to this Agreement are intended to be complete, to the extent any rights or assets of TLI primarily relate to the Business or are otherwise necessary for the ownership and use of the Assets and the conduct of the Business, but are not properly itemized or do not appear in the applicable Schedules where required, then, unless this Agreement otherwise provides directly for ALTM to provide for or obtain such rights or assets in a different way, or unless such rights or assets are specifically included in Excluded Assets, the general language of paragraph 1(a) shall govern and such rights and assets shall nonetheless be deemed transferred to ALTM on the Effective Date.

          (c) TLI agrees to convey to ALTM fee simple, good, marketable and unencumbered lien free title to all of the Assets by appropriate documents of transfer and sale, including such warranty bills of sale, endorsements and assignments, and other good and sufficient instruments of bargain and sale, in such form as shall be approved and deemed appropriate by legal counsel for ALTM.

          (d) Notwithstanding the foregoing, the Assets shall not include any of the following: certificate of incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of TLI; the rights which accrue or will accrue to TLI under this Agreement; the rights to any of TLI's claims for any federal, state, local or foreign tax refunds; or the assets, properties or rights disclosed in Schedule 1(d) (the "Excluded Assets").

     2. Purchase Price. The total consideration (the "Purchase Price") for the Assets shall be four times the average of the actual annual operating profit of the Business for the first three fiscal years following the Closing Date (estimated at $450,000 per year before incentive bonus, payable (if any) under the Consulting Agreement discussed in Section 5), calculated in accordance with the example shown on Schedule 2.1; provided, however, that the Purchase Price shall be not more than $1,800,000 and not less than $900,000. The Purchase Price shall be paid at the Closing in the form of cash in the amount of $800,000. The Purchase Price includes shares of the common stock of ALTM (the "ALTM Stock") in an amount described on Schedule 2.2, which shall be delivered to TLI within ten (10) business days following the Closing Date. The Balance Due (if any), as described on Schedule 2.2, shall be paid in cash on the date set forth on Schedule 2.2. Notwithstanding the foregoing, no Balance Due shall be due or owing if the Consulting Agreement is terminated prior to the date for payment of the Balance Due, as set forth on Schedule 2.2, (a) by the Consultant or (b) by the Company in accordance with the terms of the Consultant Agreement, but only after expiration of the time to cure and/or remedy as provided for in the Consulting Agreement. Further, in the event that the Audited Statements (defined below) include any material adjustment or adjustments that indicate that the profits of the Business relied upon by ALTM in determining the Purchase Price have been overstated by TLI, ALTM shall have the right to offset the Balance Due or the amount of the fees paid under the Consulting Agreement dollar for dollar by the amount of such overstatement; provided, that for purposes of this paragraph 2, "material" adjustment shall be any adjustment or adjustments totaling $5,000 or more in the aggregate, but shall not include any adjustment or adjustments resulting from a conversion from a cash to accrual basis of accounting. The parties agree that the Purchase Price represents the fair market value of the Assets. The Purchase Price shall be allocated among the Assets acquired hereunder as disclosed on IRS Form 8594, which shall be attached as Schedule 2.3. TLI, Founder and ALTM each hereby covenants and agrees that it will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Agreement and Schedule 2.4.

     3.  Liabilities.  ALTM agrees that:

         (a) It shall assume and pay in a timely fashion and be responsible for only the specific obligations and liabilities of TLI (the "Liabilities") that arise out of the Business or the Assets and that are specifically identified below (the "Assumed Liabilities") or are specifically assumed by any other covenant, agreement or indemnity of ALTM in this Agreement. Subject to the express exclusions disclosed in paragraph 3(b), the Assumed Liabilities shall include only the following:

               (i) Contracts. All payment and performance obligations arising after the Effective Date and relating to the License Agreements, and the Contracts, except to the extent attributable to (A) any breach or default by TLI under any of the same on or before the Determination Date, or (B) any material liability or obligation outside the ordinary course of business not disclosed by TLI pursuant to this Agreement, insofar as disclosure thereof is required hereunder and ALTM does not receive property or services of substantially equivalent value in respect of such liability or obligation;

          (b) Liabilities Not Assumed. Without limitation, ALTM shall not assume or be responsible for any of the following liabilities or obligations (the "Excluded Liabilities"):

               (i) any liability or similar claim for injury to person, business or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by TLI, or alleged to have been made by TLI, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of TLI on or prior to the Closing Date, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damages, lost revenue or income;

               (ii) sales or use taxes, recapture taxes, other taxes, assessments and penalties (A) payable with respect to the Business, Assets, properties or operations of TLI or any member of any affiliated group of which TLI is a member for any period prior to the date hereof, or (B) incident to or arising as a consequence of the negotiation or consummation by TLI, or any member of any affiliated group of which TLI is a member, of this Agreement and the transactions contemplated hereby. All sales taxes, transfer taxes, documentary stamp taxes and other similar assessments relating to the sale and transfer of the Assets pursuant to this Agreement shall be paid by ALTM;

               (iii) any liability or obligation under or in connection with the Excluded Assets;

               (iv) any liability or obligation of TLI of any kind, known or unknown, contingent or otherwise, not either enumerated as an Assumed Liability in paragraph 3(a) or resulting from any other covenant, agreement or indemnity of TLI in this Agreement and instruments to be executed and delivered by TLI;

               (v) any liability or obligation resulting from violations of any applicable laws or regulations by TLI prior to the Determination Date or from infringement of third-party rights or interests;

               (vi) any employee liabilities relating to present and past employees of the Business with respect to plans, programs, policies, commitments and other benefit entitlement established or existing on or prior to the Closing Date (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including:

                    (A)  any liability or obligation for workers' compensation;

                    (B) any current or future liabilities to employees or their dependents arising on, before or after the Closing, and their dependents;

                    (C) any current or future liabilities for benefits that may have been accrued or earned by any employees associated with the Business on or before Closing under any pension plans relating to service prior to the Closing Date;

                    (D) any current or future liabilities for claims incurred prior to Closing and related expenses with respect to any employees associated with the Business under any welfare or disability plans established or existing at or prior to Closing, regardless of when filed with ALTM, TLI, or the claims administrator for any such plan;

                    (E) any retrospective premium on pension, savings, thrift or profit-sharing plan contribution relating to any employees associated with the Business incurred or accrued prior to the Closing Date, regardless of when invoiced or recorded; and

                    (F) any monetary liability for severance payments that may arise at any time in favor of any of TLI's employees under any plan, program, policy, commitment or any other benefit entitlement, provided such monetary liability relates to periods of employment prior to the Closing;

               (vii) any Litigation (as defined herein) pending or threatened against TLI or the Assets, if the cause of action or activities giving rise to such litigation arise or accrue prior to the Closing Date;

               (viii) any liability or obligation that under generally accepted accounting principles ("GAAP") would be required to be accrued and reflected in TLI's most recent balance sheet furnished to ALTM before the Closing Date, but is not included therein, regardless of the materiality of such items individually or in the aggregate;

               (ix) any liability or obligation of TLI arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants and other experts (except as provided in paragraph 7(e));

               (x) any liability or obligation of TLI arising or incurred in connection with any securities of TLI, including, but not limited to, the offer or sale of any securities by TLI, the repurchase by TLI of any of its securities from its shareholders, and the issuance or payment of any distributions and/or dividends by TLI to its shareholders; and

               (xi) any liability or obligation of TLI arising or incurred in connection with any non-disclosure, confidentiality, no-shop, standstill or similar agreements which TLI or any of its officers, directors, shareholders, employees, or agents may have entered into prior to the date hereof.

     4. Closing. The consummation of the transaction (the "Closing") shall be effected by the following actions. On the date of the Closing (the "Closing Date"), TLI shall deliver to ALTM the instruments of conveyance specified in paragraph 1(c). In addition, the parties shall deliver the other documents and instruments provided for by this Agreement on the Closing Date. On the Effective Date, TLI shall deliver to ALTM the unrestricted and sole possession of the Assets. The Closing of the transactions set forth herein shall occur at the offices of Moss & Barnett, A Professional Association, and the Closing Date shall be February 17, 2000, or at such other time and/or place as the parties hereto may agree. ALTM may terminate this Agreement at any time prior to Closing by written notice to TLI if ALTM determines, through its due diligence review or otherwise, that any representation or warranty of TLI is untrue as of the date of this Agreement, or as of the date of Closing, or that TLI or the Founder cannot perform its or his covenants to be performed prior to or after the date of Closing.

     5. Status of Founder following Closing. Following the Closing, TLI shall become an independent contractor of ALTM. TLI will, among other things, train the employees of ALTM in the operation of the Business.

     6. Consulting Agreement. At Closing, the Founder and TLI will execute and deliver a Consulting Agreement (the "Consulting Agreement") in the form attached hereto as Schedule 5. Delivery of the Purchase Price, and the purchase of the Assets by ALTM, is expressly conditioned upon the concurrent delivery at Closing of the Consulting Agreement.

     7. Representations, Warranties and Covenants of TLI and the Founder. TLI and the Founder jointly and individually represent and warrant the following to ALTM:

         (a) TLI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to carry on its business and enter into this Agreement. TLI is qualified and in good standing in each jurisdiction in which it conducts business.

          (b) As of the date of this Agreement, at Closing and as of the Effective Date, the Founder is and will be the sole record and beneficial owner of all the TLI Stock and TLI is and will be the owner of all of the Assets, free and clear of all liens, encumbrances, equities or claims (except for the Assumed Liabilities and Excluded Liabilities set forth in the Schedules to this Agreement).

          (c) All authorizations, approvals and consents necessary for the execution and delivery by TLI and the Founder of this Agreement and for the consummation of the transaction contemplated hereby have been given, and TLI and the Founder have full right, power and authority to execute, deliver and perform this Agreement and the documents and instruments required hereby. No consent, approval, or waiver by any third party is necessary for delivery of good and marketable title to the Assets, free of all liens and encumbrances, by the Founder and TLI to ALTM at the Closing and on the Effective Date, except as specifically noted on Schedule 7(c).

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, rule or regulation or court or administrative order, or result in a material breach or violation of, or constitute a material default (or event which with notice or lapse of time, or both, would constitute a default) under any material agreement or instrument or any decree, judgment or order to which TLI or the Founder is a party or by which either of them or their properties may be bound.

          (e) The balance sheets of TLI as of December 31, 1998, and December 31, 1999, and the related statements of income and retained earnings for the twenty-four (24) month period ended December 31, 1999 (the "Financial Statements") delivered to ALTM present fairly the financial position of TLI at such dates and the results of operations of TLI for such periods in all material respects. All liabilities of TLI, actual or contingent, have been reported in the Financial Statements. Not later than 60 days following the Closing Date, TLI shall provide to ALTM financial statements, audited by PricewaterhouseCoopers LLP at the expense of ALTM (except as provided below) and unaudited financial statements which meet the requirements of Regulation S-X of the Securities and Exchange Commission in respect of "an acquired business" (the "Audited Statements"). If the Closing does not occur for a reason other than a default by ALTM under this Agreement, TLI shall reimburse ALTM for all costs and expenses incurred with respect to the Audited Statements.

          (f) All of the Contracts, Insurance Policies and License Agreements are valid and binding obligations of TLI and the other parties thereto (the "Contract Parties") in accordance with their respective terms and conditions. TLI and each of the Contract Parties are current in their performance and there are no material liabilities or adverse claims arising from any breach or default of any provisions of any such Contracts. True and complete copies of all of the Contracts and any amendments thereto have been made available to ALTM.

          (g) As of the Closing Date and the Effective Date, the Equipment, normal wear-and-tear and obsolescence excepted, is in good condition and working order and TLI has good and marketable title or good and marketable leasehold interest, as the case may be, free and clear of all claims, liens and encumbrances, to all such Equipment, except as set forth on
     Schedule 7(g), and except for Equipment which may be sold or disposed of in the ordinary course of business. True and complete copies of all leases or other agreements pertaining to the Equipment and any amendments thereto have been made available to ALTM.

          (h) TLI and Founder are in compliance in all material respects with all federal, state and municipal laws, ordinances, rules and regulations relating to its properties and the operation or conduct its business. All required federal, state, provincial and local tax returns, delinquent taxes, penalties, and interest concerning TLI and Founder have been filed and paid, or will be paid on or before the date that payment is due, and are correct and complete. All state and federal tax liens for unpaid taxes shall be discharged and released within 30 days after the Closing. There are no material legal actions, suits or administrative or governmental proceedings existing or pending which affect TLI.

          (i) Since inception, (i) TLI has been operated in the normal course with due care to the preservation of TLI and its prospects, and (ii) TLI has not incurred any debt or liabilities, paid any obligations or liabilities, made any payments other than in the usual and ordinary course of business, and has not entered into any transactions other than in the usual and ordinary course of business. Since the inception of TLI, the Founder and the managers of TLI have conducted its business with a view to establishing a reputation for fair dealing and high ethical standards, and none of TLI, the Founder, or any manager of TLI has engaged in or promoted any unethical conduct (whether or not in violation of law), including without limitation, espionage; sabotage; bribery; false or misleading accounting, invoicing or revenue recognitions; kickbacks, pay-offs, or undisclosed compensation for referrals of business; or other business practices which would tend to damage the reputation and/or credibility of TLI.

          (j) There exists no default in the payment of any principal or interest on any indebtedness of TLI.

          (k) TLI owns all of the Intellectual Property and all other proprietary information used by TLI in the conduct of the Business and all such Intellectual Property is included in the Assets. Schedule 1(a)(iii) sets forth all domestic and foreign patents, trademarks, service marks, trade names and copyrights, and all applications therefor and registrations thereof, which relate to and are included in the Intellectual Property.

          (l) No significant customer or account of TLI has indicated that it intends to terminate or diminish its relationship with TLI or materially alter the volume of purchases from TLI by reason of the consummation of the transaction contemplated hereby or otherwise.

          (m) Neither TLI nor the Founder is aware of any claim of infringement or invalidity relating to TLI's proprietary computer software, source code, object code, or software program documentation and software designs described on Schedule 7(m) (the "Proprietary Products").

          (n) The Proprietary Products are the sole property of TLI and were developed for its exclusive use, license, or sale.

          (o) The Proprietary Products will perform according to the system specifications as defined in system's printed documentation attached hereto as Schedule 7(o) and are Y2K Compliant (as that term is defined on Schedule 7(o)).

          (p) The Proprietary Products do not contain any virus or other code which will in any way damage, alter or destroy ALTM's other software or adversely affect the operation of ALTM's software systems.

          (q) Except as set forth on Schedule 7(q), the Proprietary Products do not contain any fuses, time bombs, or any other internally or externally activated disabling devices, routines, or viruses.

          (r) The Proprietary Products are owned by TLI free and clear of all claims, liens, licenses, and/or encumbrances and ALTM will become the record and beneficial owner of the Proprietary Products upon purchase of the Assets as contemplated by this Agreement.

          (s) None of the Proprietary Products infringes any proprietary rights of any third party.

          (t) The Proprietary Products are compatible among themselves and with ALTM's currently owned or licensed software and with ALTM's current user environment.

          (u) Except for Power's ownership of a 25% interest in Impact Transportation, Inc., TLI has no subsidiaries and neither TLI nor the Founder is a participant in, or a shareholder or member of, any partnership, joint venture, corporation, unincorporated association, limited liability company, limited liability partnership, business trust, or any other entity.

          (v) TLI and the Founder have sufficient information about the business and affairs of ALTM to enable them to independently evaluate this transaction.

          (w) TLI and the Founder understand that the ALTM Stock to be issued pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), and that ALTM is issuing the ALTM Stock to TLI in reliance upon the exemption from the registration requirements of the Act contained in paragraph 4(2) of the Act. TLI and the Founder further acknowledge that the ALTM Stock must be held for investment and not for resale. TLI and the Founder acknowledge that ALTM has no obligation to assist in or facilitate the resale of the ALTM Stock by registration under the Act or otherwise.

          (x) TLI and the Founder shall promptly and fully assist and cooperate with ALTM in obtaining transfer to ALTM, of public record, all copyrights, trademarks, service marks, patents and pending applications for the same relating to the Proprietary Products, the other Intellectual Property, and the Business.

          (y) To the best knowledge of the Founder and TLI, neither this Agreement nor any other instrument, document or representation furnished to ALTM pursuant to this Agreement contains or will contain any false statement of a material fact or a misrepresentation or omits or will omit to state a material fact necessary and in order to make statements contained herein or therein not misleading.

          (z) All of the representations and warranties of TLI and Founder shall be true and correct as of the Closing Date and the Effective Date.

     8. Representations, Warranties and Covenants of ALTM. ALTM represents and warrants to the Founder that:

          (a) ALTM is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has the requisite power and authority to carry on its business and enter into this Agreement.

          (b) All authorizations, approvals and consents necessary for the execution and delivery by ALTM of this Agreement and for the consummation by ALTM of the transaction contemplated hereby, have been given, and each has full right, power and authority to execute, deliver and perform this Agreement.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, rule or regulations or court or administrative order, or result in a breach or violation of, or constitute a default (or event which with notice or lapse of time, or both, would constitute a default) under any agreement, instrument, decree, judgment or order to which the Founder is a party or by which it may be bound.

          (d) The shares of ALTM Stock to be issued to TLI pursuant to this Agreement has been or will be duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are, or will be, fully paid and nonassessable.

          (e) To the best knowledge of ALTM, neither this Agreement nor any other instrument, document or representation furnished to the Founder pursuant to this Agreement contains or will contain any false statement of a material fact or a misrepresentation or omits or will omit to state a material fact necessary and in order to make statements contained herein or therein not misleading.

     9.  Indemnification.

          (a) TLI and the Founder, jointly and severally, shall indemnify and hold ALTM harmless against any loss, costs, expense, deficiency, liability or damage incurred by Buyer from:

               (i) The failure to disclose a material fact or facts or the material incorrectness of any representation made by TLI and/or the Founder in this Agreement, the material breach of any warranty of TLI and/or the Founder contained in this Agreement, or the nonfulfillment by TLI or the Founder of any material agreement or covenant made by them in this Agreement;

               (ii) Any material liabilities of TLI for which ALTM becomes liable, whether accrued, absolute, contingent or otherwise, and whether due or to become due and not disclosed to ALTM by TLI;

               (iii) Any material liabilities, debts or obligations of TLI arising out of or having to do with the operation of TLI prior to the Effective Date;

               (iv) Any action based on a claim that the Proprietary Products or any of the other Intellectual Property infringes a copyright in the United States or Canada, a United States or Canadian patent, or wrongfully employ any trade secret or proprietary information of any third party; and

               (v) Any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in this paragraph, or any claims with respect thereto.

          (b) ALTM agrees to indemnify and hold TLI and the Founder harmless against any loss, cost, expense, deficiency, liability or damage incurred by TLI and the Founder arising from:

               (i) The breach of any warranty of ALTM contained in this Agreement, or the wrongful nonfulfillment by ALTM of any agreement or covenant made by it in this Agreement; and

               (ii) Any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in this paragraph, or any claims with respect thereto.

          (c)  With respect to matters involving third party claims:

               (i) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against another party (the "Indemnifying Party") under this paragraph 9, then the Indemnified Party shall notify the Indemnifying Party thereof in writing within thirty (30) days, provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) that the Indemnifying Party thereby is prejudiced.

               (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing within ten business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party in accordance with this paragraph 9 with respect to the Third Party Claim, and (b) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with paragraph 9(c)(ii) above, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense, (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) If the Indemnifying Party does not conduct the defense of the Third Party Claim in accordance with paragraph 9(c)(ii) above, then (a) the Indemnified Party may assume the defense of the Third Party Claim with counsel which shall be reasonably satisfactory to the Indemnifying Party, at the expense of the Indemnifying Party, (b) the Indemnified Party shall act reasonably and in accordance with its good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably, and (c) the Indemnifying Party shall be entitled to participate in such defense with its own counsel and at its own expense.

          (d) All of the representations, warranties, covenants and agreements contained in this Agreement and in any certificate, schedule, document or other writing delivered pursuant to this Agreement have been relied upon and shall survive for one year following the Closing, and shall thereafter be of no further force or effect, except as to claims for indemnification timely made pursuant to this paragraph 9 which shall survive until resolved or judicially determined.

     10. Right of Offset. Notwithstanding anything set forth herein to the contrary, and without limiting any other remedy which may be available to ALTM at law or in equity for any breach by TLI or the Founder of this Agreement or the Consulting Agreement, ALTM may reduce and offset the Balance Due, or any portion thereof, and any and all amounts due and payable or which may become due and payable under the Consulting Agreement, by any amounts owed to ALTM by TLI or the Founder pursuant to paragraph 9. Further, ALTM may deduct from the Balance Due an amount equal to $100.00 for each day of delinquency in delivery of the Audited Statements, but only if such delinquency is due solely to factors within the control of TLI or the Founder.

     11. Performance Pending Closing. TLI and the Founder shall give ALTM and its officers and agents, upon reasonable notice, full access during reasonable hours to all of the books, records, contracts, commitments and agreements of TLI and of the Founder (to the extent related to TLI) as any of such officers or agents shall reasonably request. Any information obtained by ALTM will be treated as confidential and ALTM will take all necessary steps to ensure that the information gained by it is restricted to those of its employees that need to have the information in order to carry out the transactions contemplated by this Agreement. In the event that the transaction contemplated by this Agreement is not completed, ALTM will return to TLI and/or the Founder
(as applicable) any original documents acquired by it from TLI and/or the Founder (as applicable), together with all copies thereof and notes and memoranda prepared therefrom.

     12. Documents to be Delivered by TLI and the Founder at Closing. At the Closing, TLI and the Founder shall execute, where necessary or appropriate, and deliver to ALTM each of the following:

          (a) A certificate signed by TLI and the Founder, dated as of the Closing Date, to the effect that all of the representations and warranties made by TLI and the Founder in this Agreement are true and correct at and as of the Closing Date and will be true and correct as of the Effective Date;

          (b)  A Warranty Bill of Sale conveying the Assets to ALTM;

          (c) Evidence of satisfaction of any lien or encumbrance on the Assets (except for Assumed Liabilities);

          (d) All consents, releases, assignments and permissions of any kind or nature which reasonably may be required to effectively sell, assign and transfer the Assets to ALTM, consistent with the terms of this Agreement (including, without limitation, those listed on Schedule 7(c));

          (e)  The Consulting Agreement, duly executed by TLI and the Founder;

          (f) A certified copy of joint resolutions of the Board of Directors and sole shareholder of TLI authorizing the execution and delivery of this Agreement and the other documents and instruments executed in connection herewith; and

          (g) Assignments of the Intellectual Property in form suitable for filing with the U.S. Patent and Trademark Office and/or comparable domestic and foreign agencies, as applicable.

          (h)  Letter of undertaking to change the name of TLI within twenty
     (20) business days of the Closing Date, and to provide ALTM with any and all documents, certifications or agreements necessary or appropriate to allow ALTM to use and do business in the State of California under the name "Total Logistics, Inc." or "Total Logistics".

     13. Documents to be Delivered by ALTM at Closing. At the Closing, ALTM shall execute and deliver the following:

          (a) A certified copy of resolutions adopted by the Boards of Directors of ALTM authorizing the execution and delivery of this Agreement and the other documents and instruments executed in connection herewith; and

          (b)  $800,000.00 by cashier's check or wire transfer.

     14. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the relationship between the parties shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association ("AAA"). Such arbitration shall be conducted in the City of Grand Rapids, Michigan or such other location as the parties may mutually agree. The arbitration shall be conducted by one (1) arbitrator mutually agreed upon between the parties. If the parties are unable to agree upon a single arbitrator within thirty (30) days after one party has delivered written notice to the other party requesting arbitration of a stated dispute, each party shall select one arbitrator and the selected arbitrators shall select a third arbitrator in accordance with the AAA Rules. The decision of the arbitrator(s) shall be final and accorded full faith and credit and entitled to recognition by the federal and state courts of the United States.

     15. Notices. All notices and other communications from any of the parties to the others shall be in writing and shall be considered to have been duly given or served if sent by certified mail, return receipt requested to the others at the address provided below, or to such other address as a party may hereafter designate by written notice to the other party or parties:

              If to TLI or the Founder:     Kevin Powers
                                            P.O. Box 1875
                                            Temecula, CA  92593

                        With a copy to:     Joseph L. Di Tomo, Jr., Esq.
                                            1026 Winter Street
                                            Philadelphia, PA  19107-1808

                           If to ALTM:      Phillip D. Miller
                                            Alternate Marketing Networks, Inc.
                                            One Ionia S.W.
                                            Suite 300
                                            Grand Rapids, MI  49503

                       With a copy to:      Janna R. Severance, Esq.
                                            Moss & Barnett, P.A.
                                            4800 Norwest Center
                                            90 South Seventh Street
                                            Minneapolis, MN  55402-4129

     16. Amendment. This Agreement may be altered or amended only by a writing signed by all of the parties.

     17. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Michigan.

     18. Parties in Interest. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties without the prior written consent of all the other parties.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     20. Severability. The invalidity or partial invalidity of any portions of this Agreement shall not invalidate the remainder hereof, and said remainder shall remain in full force and effect.

     21. Entire Agreement. This Agreement and its Exhibits constitute the entire agreement between the parties on the subject matter hereof and supersedes any prior agreement or understanding between the parties on the subject matter hereof.

     22. Captions. Captions at the beginning of the paragraphs of this Agreement are designated for convenience of reference only and are not to be resorted to for the purpose of interpreting any provisions of this Agreement.

                                        TOTAL LOGISTICS, INC.


                                        By /s/ Kevin Powers
                                        Its President and Secretary

                                        FOUNDER:


                                        /s/ Kevin Powers
                                        Kevin Powers

                                        ALTERNATE MARKETING NETWORKS, INC.


                                        By /s/ Phillip D. Miller
                                        Its Chairman/CEO




                                  Schedules


           Schedule 1(a)(i)                     License Agreements
           Schedule 1(a)(ii)                    Equipment and Office Furniture
           Schedule 1(a)(iii)                   Intellectual Property
           Schedule 1(a)(v)                     Contracts
           Schedule 1(a)(vii)                   Authorizations
           Schedule 1(a)(viii)                  Insurance Policies
           Schedule 1(d)                        Excluded Assets
           Schedule 2.1                         Purchase Price
           Schedule 2.2                         Payment Terms
           Schedule 2.3                         IRS Form 8594
           Schedule 5                           Form of Consulting Agreement
           Schedule 7(c)                        Required Consents
           Schedule 7(g)                        Equipment Liens
           Schedule 7(m)                        Proprietary Products
           Schedule 7(o)                        Program Specifications
           Schedule 7(q)                        Proprietary Products-Time Bomb


                              SCHEDULE 1(a)(i)

                             License Agreements


           Licensor                                    License No.

           P.C. Miler (Software License)                   *


* Founder and TLI will provide the license number with respect to the P.C. Miler software to ALTM within thirty (30) days of the Closing Date.


                              SCHEDULE 1(a)(ii)

                        Equipment and Office Furniture

Date Bought           Product              Cost             Fair Market Value

March 24, 1999        Laptop Computer      $3,158.00             1,600.00

April 29, 1999        Desk                    204.00                75.00

June 10, 1999         Refrigerator/Software   570.00               200.00

June 17, 1999         Desk                    379.92               200.00

June 17, 1999         Chair                   123.00                75.00

June 22, 1999         Computer                800.00               600.00

June 22, 1999         Monitor for Computer    350.00               150.00

August 10, 1999       Computer & Monitor    1,239.00               800.00

August 10, 1999       Xerox Copier            755.00               500.00

August 23, 1999       Canon Printer           296.00               150.00

November 22, 1999     File Cabinet            160.00                80.00

November 22, 1999     Book Shelf              130.00                75.00

                            TOTAL:         $8,164.92             4,505.00


                            SCHEDULE 1(a)(iii)

                           Intellectual Property


All of TLI's right, title and interest in any and all trademarks, service marks or other registrations including use as a corporate name or assumed name with respect to the name "Total Logistics, Inc." or "Total Logistics"


                               SCHEDULE 1(a)(v)

                                  Contracts


The Contracts shall include but not be limited to, TLI's relationships with the following:

Transportation Vendor Contracts:

                        Suncoast Transportation
                        Impact Transportation, Inc.

Customer Contracts:

                        General Motors
                        Quality Packaging Systems, Inc. ("QPSI")
                        Johnson & Johnson
                        Procter & Gamble



                             SCHEDULE 1(a)(vii)

                               Authorizations


                               NOT APPLICABLE



                             SCHEDULE 1(a)(viii)

                              Insurance Policies


                                     NONE



                                SCHEDULE 1(d)

                               Excluded Assets


The Excluded Assets include all accounts receivable of TLI that relate to shipments on or before the Effective Date and all cash and prepaid expenses.



                               SCHEDULE 2.1


I.  EXAMPLE OF CALCULATION OF ANNUAL BASE OF BUSINESS

     Commission Revenues          $  550,000
     Gross Profit                    550,000

     Freight Revenues              1,000,000
     Gross Profit                    300,000

     Total Revenues                1,550,000
     Total Gross Profit              850,000

     Total S, G & A Expenses         400,000

     Operating Profit             $  450,000


II.  INDEPENDENT CONTRACTOR INCENTIVE CALCULATION

The independent contractor will be paid an annual bonus of 35% of operating profit which exceeds the Annual Base of Business, $450,000. For 2000, the Annual Base will be prorated to reflect a shorter year. Each annual bonus will be payable not later than the 90th day after the end of the fiscal year for which it is calculated.



                              SCHEDULE 2.2


                                 Cash                          ALTM Stock
                                                               (# shares)

Closing                          $800,000 (described below)      40,816*

45 days after the 3rd
anniversary of the Closing Date  Payment of Balance Due of Purchase Price,
                                 plus interest from the Closing Date through the date of final payment at a rate equal to the 7-day average yield for money market funds as of the Closing Date, as reported in the Wall St. Journal on the Closing Date. The Balance Due shall equal the total Purchase Price (i.e., 4 times the average annual operating profit calculated in accordance with
                                 Schedule 2.1) minus $900,000.


* The number of shares of common stock is equal in value to $100,000, based on a value of $2.45 per share (which is the average closing sale price for 5 trading days based on the 5 trading day period beginning February 7, 2000, and ending February 11, 2000). The shares shall be delivered within ten (10) business days of the Closing Date.



                              SCHEDULE 2.3

                              IRS Form 8594



                               SCHEDULE 5

                       Form of Consulting Agreement



                              SCHEDULE 7(c)

                            Required Consents

                                  NONE



                              SCHEDULE 7(g)

                             Equipment Liens


                                  NONE



                              SCHEDULE 7(m)

                           Proprietary Products


                                  NONE



                              SCHEDULE 7(o)

                          Program Specifications


     For purposes of this Asset Purchase Agreement, "Y2K Compliant" means a system or product will at all times (i) consistently and accurately handle and process date and time information and data with values before, during and after January 1, 2000, including, without limitation, accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (ii) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of the other parts of ALTM's systems, resulting from processing data or time data with values before, during and after January 1, 2000; (iii) respond to and process two-digit date input in a way that resolves any ambiguity as to century; and (iv) store and provide output of date information in ways that are unambiguous as to century, except in any case, as would not result (either individually or in the aggregate) in a Material Adverse Effect.

     "Material Adverse Effect" means any change that, individually or in the aggregate with all other related changes or effects, is materially adverse to the business, financial condition, operating results, assets, value, customer or employee relations, operations or, except to the extent affected by general economic condition, business prospects of ALTM.



                              SCHEDULE 7 (q)

                      Proprietary Products - Time Bomb


                                  NONE



                           CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is made and entered into this 17th day of February, 2000, by and between Alternate Marketing Networks, Inc., a Michigan corporation (the "Company"), Total Logistics, Inc., a California corporation (the "Consultant"), and Kevin Powers ("Powers") and shall be effective with the opening of business on February 18, 2000.

                                  RECITALS:

     A. The Consultant, which is wholly-owned by Powers, has heretofore been engaged in the business of logistics planning and transportation brokering (the "Business").

     B. Simultaneously with the execution hereof, the Company has purchased from the Consultant and the Consultant has sold to the Company substantially all of the assets comprising the Business, as more fully described in the Asset Purchase Agreement dated February 17, 2000 among the Company, the Consultant, and Powers (the "Purchase Agreement").

     C. Powers has been the sole founder, shareholder and sole officer and director of the Consultant and has developed unique knowledge, information and expertise concerning the Business.

     D. The Company would not have entered into the Purchase Agreement and purchased said assets of the Consultant and the Business but for the Consultant's agreement contained herein to provide consulting services to the Company and to refrain from competition with the Company.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

     1.  Services.  The Consultant agrees that during the period of forty-eight
(48) months commencing on the date hereof and ending on February 17, 2004, (a) it will advise and consult, at the Company's offices or at such other place or places as may from time to time be reasonably requested by the Company, with the officers, directors, employees and other representatives of the Company when and to the extent reasonably requested to do so by the Company's officers and/or directors, and will provide to the Company, through such officers, directors, employees and other representatives, assistance in maintaining the current Business, obtaining new business, and improving the profit margins of the Business (as augmented by the additional new business), and (b) it will actively promote and develop new sales and Business opportunities. In addition, the Consultant shall train the Company's employees in these tasks, upon the request of the Company. The services described above shall comprise not less than ninety percent (90%) of Consultant's hours of operation, but in no event less than one hundred forty (140) hours per month. The Consultant shall submit a monthly activity report providing a summary and analysis of the significant efforts and accomplishments, within ten (10) days after the end of each calendar month.

     All services to be rendered pursuant to this Agreement by the Consultant shall be rendered personally by Powers unless specifically agreed otherwise in any particular instance by the Company. For purposes of all provisions of this Agreement (including without limitation Sections 4, 5 and 6 of this Agreement), the term "Consultant" shall include Powers and each and every other employee, consultant, officer, director, shareholder or other person associated with Consultant who renders services to the Company (i.e. the duties and restrictions imposed upon Total Logistics, Inc. shall also apply to each individual performing services on behalf of the Consultant under this Agreement).

     The Company, upon prior notice, may terminate this Agreement "for cause" in the event of (i) any material noncompliance by the Consultant with the Company's directives, (ii) failure by the Consultant to perform adequately in the Company's judgment, or (iii) any action or omission by Consultant which, in the judgment of the Company, is adverse to the Company's business, its reputation, or its prospects. Such notice to Consultant shall specify with particularity the act, omission, material non-compliance or failure to perform upon which the Company bases the termination. In addition, any judgment exercised by the Company in connection therewith must be reasonable, and Consultant must be provided with a fifteen (15) day period after receipt of the notice of termination within which to take steps to cure or remedy the default to the reasonable satisfaction of the Company. Such termination shall not take effect if, upon the 15th day after receipt, all conditions giving rise to the termination have been remedied to the satisfaction of the Company.

     The Consultant shall perform its duties under this Agreement with regard to the preservation and enhancement of the Company's reputation for fair-dealing and integrity, and shall not engage in or promote any course of conduct which would damage such reputation, whether or not such conduct would be unlawful.

     In addition, and without prejudice to its rights of termination set forth above, in the event that the Consultant breaches any of its covenants, agreements or obligations arising under this Agreement, the Company shall have the right to discontinue making the payments to the Consultant provided for herein until the Consultant has cured any such existing breaches. Further, the Fee and any incentive bonus (earned and otherwise) may be reduced or eliminated pursuant to the offset provisions contained in paragraph 10 of the Purchase Agreement.

     2. Relationship. It is the intent of the parties to this Agreement that the Consultant is and shall remain at all times an independent contractor in the performance of this Agreement and nothing herein contained shall be construed as inconsistent with that status. The Consultant shall not be considered the employee, agent or servant of the Company at any time, under any circumstances or for any purpose whatsoever. The payments to the Consultant pursuant to this Agreement are not to be construed to be salary, wages or payroll. The Consultant understands, acknowledges and agrees that the Company will not withhold state or federal income tax from the compensation which it will pay to the Consultant, will not withhold or make contributions to social security, and will not provide unemployment compensation, worker's compensation, or any other kind of taxes, benefits or insurance. The Consultant shall not be entitled to paid vacations, paid sick leave, or any other fringe benefits.

     The Consultant understands and agrees that it has no authority to and will not enter into contracts or commitments in the name or on behalf of the Company, that it shall in no event represent that it is acting as an agent or representative of the Company, and that it shall not otherwise attempt to bind the Company in any respect whatsoever without the prior written consent of the chief executive officer of the Company in each particular instance. The Consultant shall not make any representations, warranties or commitments binding upon the Company without its prior written consent.

     3. Compensation. For the services rendered by the Consultant pursuant to this Agreement, the Company shall pay the Consultant the sum of Two Hundred Seventy-two Thousand Dollars ($272,000.00) per year (the "Fee"), payable in monthly installments in arrears, which payment shall constitute Consultant's only compensation during the term of this Agreement, except for the incentive bonus compensation described below. The Fee shall cover all services rendered and expenses incurred by the Consultant, including but not limited to rent, utilities, telephone, and travel and entertainment expenses. The Consultant shall be entitled to receive, in addition to the Fee, an incentive bonus based on operating profits in excess of the Annual Base of Business as shown on
Schedule 2.1 to the Purchase Agreement (copy attached), due and payable as set forth on said Schedule. The parties acknowledge and agree that the amount of the Fee is subject to ALTM's right to offset the Fee in accordance with paragraphs 2 and 10 of the Purchase Agreement.

     In the event of termination of this Agreement for any reason, the Fee and any incentive bonus earned by Consultant prior to the date of termination shall be paid through such date. The Fee shall be paid within ten (10) business days following termination and the incentive bonus (if any) shall be paid at the time stated in Schedule 2.1.

     In the event of the death or disability of Powers, the Company shall pay the Fee and any incentive bonus which has been earned by the Consultant up to the date of Powers' death or disability and this Agreement shall terminate as of such date.

     4. Confidential Information. The Consultant understands and agrees that the business of the Company is based upon specialized work and that as a consultant to the Company it will receive, have access to and/or contribute to Confidential Information (as hereinafter defined). The Consultant agrees that at all times during the term of this Agreement and thereafter without limitation, it shall keep secret all such Confidential Information and that he will not "Use" (as hereinafter defined) or "Disclose" (as hereinafter defined) the same to any person, firm, or corporation without first obtaining the written consent of the Company. Upon termination of this Agreement, or at any time the Company may so request, the Consultant shall turn over to the Company all books, notes, memoranda, manuals, notebooks, tables, drawings, calculations, records or other documents made, compiled by or delivered to the Consultant containing or concerning any Confidential Information, including copies thereof, in its possession, it being agreed that the same and all information contained therein are at all times the exclusive property of the Company.

     As used in this Agreement, the term "Confidential Information" means any information or compilation of information not generally known to the public or the industry, which is proprietary to the Company (including the Business), relating to the Company's procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, financing, costs, customers, plans, pricing, billing, needs of customers and services used by customers. Confidential Information for purposes of this Agreement shall also include all lists of customers, addresses, prospects, sales calls, suppliers, vendors, products, services, prices and the like as well as any specifications, formulas, plans, drawings, accounts or sales records, sales brochures, books, code books, records, manuals, trade secrets, knowledge, know-how, pricing strategies, operating costs, sales margins, methods of operations, invoices or statements and the like. All information disclosed to the Consultant, or to which the Consultant obtains access, during the term of this Agreement, which Consultant has a reasonable basis to believe to be Confidential Information or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.

     As used in this Agreement, the term "Disclose" means to reveal, deliver, divulge, disclose, publish, copy, communicate, show or otherwise make known or available to any other person, firm or entity, or in any way to copy, any of the Company's Confidential Information.

     As used in this Agreement, the term "Use" means to appropriate any of the Company's Confidential Information for the benefit of one's self or any person, firm or entity other than the Company.

     5. Covenant Not to Compete. For and in consideration of the Company's purchase of the assets from the Consultant and of its agreement to appoint the Consultant as a consultant, the Consultant agrees that it shall not engage directly or indirectly in activity in competition with the Company or which would adversely affect the Company's full recognition of the value of the TLI Business or the services obtained from the Consultant during the term of this Agreement. Such covenant shall endure from the date hereof and for a period of one (1) year following the termination of this Agreement, but for five (5) years from the date hereof at a minimum. Notwithstanding the foregoing, in the event the Company terminates this Agreement "for cause", the restrictions contained in this Section 5 shall continue for a period of one (1) year following the date of such termination. The Consultant agrees that the scope of the restrictions contained in this Agreement are reasonable and necessary for the protection of the Company and that, if any court should hold that the covenants contained in this Agreement are too broad to be enforced, the court shall not disregard the provisions of this Agreement but shall, instead, enforce those provisions as to such scope as the court deems equitable.

     6. Injunctive Relief, Attorneys' Fees. In recognition of the irreparable harm that a violation by the Consultant of any of the covenants of paragraphs 4 or 5 would cause the Company, the Consultant agrees that in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against him and every other person concerned thereby, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such actual or threatened violation, the Consultant agrees to pay the costs, expenses and reasonable attorneys' fees incurred by the Company in pursuing any of its rights with respect to such actual or threatened violation, in addition to the actual damages sustained by the Company as a result thereof.

     7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to subject matter hereof (including, without limitation, the consulting agreement dated September 18, 1999, by and between the Company and the Consultant).

     8. Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all the parties and then such waiver shall only be effective in the specific instance and for the specific purpose for which it was given.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, but nothing in this Agreement is to be construed as an authorization or right of either party to assign its rights or delegate its duties under this Agreement without the consent of the other party hereto.

     10. Governing Law. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of Michigan.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     12. Headings. The headings of the paragraphs of this Agreement are intended for the convenience of the parties only and shall in no way be held to explain, modify, amplify or aid in the interpretation of the provisions hereof.

     13. Severability. The provisions of this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in force and effect.

     14. Waiver. The waiver by the Company of the breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision by the Consultant. None of the terms of this Agreement shall be deemed to have been waived by either party unless such waiver is in writing and signed by or on behalf of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.

                                 COMPANY:

                                 ALTERNATE MARKETING NETWORKS, INC.


                                 By: /s/ Phillip D. Miller
                                 Its: Chairman/CEO


                                 CONSULTANT:

                                 TOTAL LOGISTICS, INC.


                                 By: /s/ Kevin Powers
                                         Kevin Powers, Its President


                                 /s/ Kevin Powers
                                     KEVIN POWERS



FOR IMMEDIATE RELEASE
Contact: Phil Miller, Chairman and CEO
616.235.0698, ext. 131 pmiller@altmarknet.com or
Jeff Lambert, Mary Ann Sabo (mail@lambert-edwards.com)
Lambert, Edwards & Associates, Inc.  (616) 233-0500

                 ALTERNATE MARKETING NETWORKS ACQUIRES NATIONAL
                     LOGISTICS PROVIDER TOTAL LOGISTICS INC.
           New Stand-Alone Internet Product, itrackfreight.com, Unveiled

GRAND RAPIDS, Michigan, February 22, 2000   Alternate Marketing Networks
(NASDAQ Small Cap: ALTM) announced today the acquisition of California-based Total Logistics Inc. The deal, effective on February 18, 2000, allows the Company to expand its Web presence by introducing a new Internet tracking system.

The Grand Rapids, Mich.-based national marketing company said the acquisition of Total Logistics, which provides logistics support and brokering of freight for clients such as General Motors, Procter & Gamble and Quality Packaging Specialists, Inc., broadens Alternate Marketing's service offerings and potential base of clients. Terms of the deal were not disclosed.

The deal also allows the Company to launch a new Internet-based product and promotion tracking service that will combine the logistics expertise and relationships of Total Logistics with Alternate Marketing's online monitoring system.

Alternate Marketing Networks said it plans to launch itrackfreight.com, a new product featuring its proprietary Internet-based End-to-End tracking system. The system allows companies to track their products' movement across the nation to insure high quality and timely service. Clients can also track other unique variables that may be important to their business, such as temperature in warehouses where the product is stored. Alternate Marketing currently utilizes the Internet system for its sample promotions.

"This acquisition is a good fit with our core marketing business and, more significantly, it provides us the platform to strengthen our comprehensive Internet tracking system," said Phillip Miller, chairman and chief executive officer of Alternate Marketing Networks. "We anticipate tapping the complementary strengths of both companies and becoming a single-source provider to our combined network of top-tier clients."

Total Logistics founder Kevin Powers added: "Teaming with Alternate Marketing will give us a critical advantage in the transportation and logistics market. Our clients are demanding better tools to track freight in real-time and to enhance quality. Based on the success of our cooperative work in the past, we already know this relationship can be a success. We are pleased to join Alternate Marketing and to be on the leading edge of innovation in the sampling and logistics market."

                                 - more -

Alternate Marketing Networks / page 2 of 2

Powers explained that Total Logistics has been a core supplier to Alternate Marketing for the past two years on a number of major marketing projects. Miller said these joint efforts and the resulting positive feedback it received from clients sparked the acquisition.

"The opportunity for Alternate Marketing to expand the services it offers to its Direct Division's telephone directory publishers, while adding Total Logistics' package goods clients for sample distribution underscores our optimism about this deal," concluded Miller.

The acquisition comes on the heels of a year of record sales and profits for Alternate Marketing Networks. Sales rose nearly 42 percent to reach $28.6 million for the 12 months ended December 31, 1999. The Company posted earnings of $1.05 million, or $0.27 per diluted share in 1999.

Alternate Marketing announced its new Internet-based monitoring product, itrackfreight.com, will be available in a pre-launch site within the next few weeks. Miller said this site is the first of several new Internet-based options the Company will unveil in the coming months.

Alternate Marketing Networks (www.altmarknet.com) is a national marketing services company that focuses on targeted consumer product sampling, suburban newspaper advertising, and the delivery of telephone directories. The Company provides these services by utilizing its proprietary Media Optimizer national database, its verification system, its Internet-based End-to-End tracking system and its Direct Delivery capabilities.

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